Exhibit 99.1

NEWS RELEASE

TreeHouse Foods Appoints Kristy N. Waterman
Executive Vice President, General Counsel and Corporate Secretary

OAK BROOK, Ill., June 29, 2021 – TreeHouse Foods, Inc. (NYSE: THS) today announced that Kristy N. Waterman will join the Company as Executive Vice President, General Counsel and Corporate Secretary, effective July 1, 2021. Ms. Waterman will have responsibility for TreeHouse’s legal, compliance and ethics organization and will also serve as corporate secretary. She will report directly to Steve Oakland, CEO and President of TreeHouse.

Ms. Waterman most recently served as Senior Vice President, Strategy and Chief Administrative Officer of DFA Dairy Brands, the division of Dairy Farmers of America that acquired a substantial portion of Dean Foods Company. She succeeds Tom O’Neill, who will become a consultant focused on the ongoing litigation with Keurig Green Mountain and provide a smooth transition of his responsibilities.

“I am delighted to welcome Kristy to TreeHouse,” said Mr. Oakland. “She is a results-driven leader and brings a wealth of experience across securities, capital markets and mergers and acquisitions. Kristy is an excellent fit for the organization, and we look forward to her strong contributions as TreeHouse continues our strategic journey to build a company with long-term sustainable growth and create value for our customers and our shareholders.”

“I also want to express my deep gratitude to Tom for his many contributions to TreeHouse throughout his tenure,” continued Mr. Oakland. “Tom has been instrumental in growing and evolving TreeHouse into the organization it is today. He guided TreeHouse in developing a first-class food safety, regulatory and compliance culture, and is responsible for establishing our code of ethics, both of which now serve as foundational elements of our great company.”

Prior to DFA Dairy Brands, Ms. Waterman served as Senior Vice President, General Counsel, Corporate Secretary and Government Affairs of Dean Foods Company and had responsibility for all legal and regulatory matters. She joined Dean Foods in 2014 and held positions of increasing responsibility within the legal department. Ms. Waterman began her career in the Dallas offices of Gardere, Wynne, Sewell and Norton Rose Fulbright, where she practiced general and corporate law, with a focus on mergers, acquisitions, transactions, securities, corporate governance and reporting and filing obligations. Ms. Waterman received her undergraduate degree from University of Texas at Austin and earned her law degree from St. Mary’s University School of Law.

About TreeHouse Foods
TreeHouse Foods, Inc. is a leading manufacturer and distributor of private label packaged foods and beverages in North America. We have approximately 40 production facilities across North America and Italy, and our vision is to be the undisputed solutions leader for custom brands for our customers. Our extensive product portfolio includes snacking, beverages, and meal preparation products, available in shelf stable, refrigerated, frozen, and fresh formats. We have a comprehensive offering of packaging formats and flavor profiles, and we also offer clean label, organic, and preservative-free ingredients across almost our entire portfolio. Our purpose is to make high quality food and beverages affordable to all.

Additional information, including TreeHouse's most recent Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

Forward-Looking Statements
This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "anticipate," "believe," "estimate," "project," "expect," "intend," "plan," "should," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release. Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact of the ongoing COVID-19 outbreak on our business, suppliers, consumers, customers and employees; the success of our growth, reinvestment, and restructuring programs, our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; raw material and commodity costs; competition; disruptions or inefficiencies in our supply chain and/or operations, including from the ongoing COVID-19 outbreak; our ability to continue to make acquisitions in accordance with our business strategy or effectively manage the growth from acquisitions; changes and developments affecting our industry, including consumer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; disruptions in or failures of our information technology systems; costs associated with shareholder activism, labor strikes or work stoppages; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of our Annual Report on Form 10-K for the year ended December 31, 2020, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

Investor Contact
PI Aquino
Investor Relations
708.483.1331